EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements on Form S-3 (Registration Nos. 333-82344, 333-48680, 333-31217, and 33-77286) of Aphton Corporation of our report dated April 24, 2000 relating to the financial statements for year ended January 31, 2000, which appear in this Form 10-K.


                                                /s/ PricewaterhouseCoopers LLP

Honolulu, Hawaii
March 28, 2002